Exhibit 5.1

Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243 WWW.DYKEMA.COM

April 27, 2012

Rockwell Medical Technologies, Inc.

30142 Wixom Road

Wixom, Michigan 48393

Re:	Rockwell Medical Technologies, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s common stock, without par value (the “Common Stock”) and warrants representing rights to purchase Common Stock (the “Warrants”) (collectively, the Common Stock and the Warrants are referred to herein as the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $120 million. The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and one or more prospectus supplements.

The Registration Statement also relates to 968,271 shares of Common Stock issuable upon exercise of certain outstanding warrants described therein (the “Outstanding Warrants”) for an aggregate exercise price of $9,246,988 if all of the Outstanding Warrants are exercised, which shares and warrants were previously registered on the Company’s registration statement on Form S-3, File No. 333-160791, which was initially filed on July 24, 2009 and became effective on August 17, 2009 (the “Prior Registration Statement”).

We have examined the Registration Statement, the Prior Registration Statement and instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions set forth herein. In such examination and in rendering such opinions, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-

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Rockwell Medical Technologies, Inc.

April 27, 2012

effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered and sold specifying the terms of the issuance (a “Definitive Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and filed as an exhibit to a Current Report on Form 8-K; (ix) any shares of Common Stock issuable upon exercise of Warrants issued pursuant to the Registration Statement will have been duly reserved from the authorized but unissued and unreserved shares of Common Stock of the Company; and (x) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Restated Articles of Incorporation as then in effect that are not otherwise reserved for issuance and that after the sale of any shares of Common Stock under the Registration Statement, the total issued and outstanding shares together with the number of shares of Common Stock reserved for issuance for all purposes will not exceed the number authorized for issuance in the Company’s Restated Articles of Incorporation as then in effect. “Authorizing Resolutions” means resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof to which the Board of Directors has specifically delegated authority to approve the issuance of Securities (“Committee”), authorizing and approving the issuance of the Securities, the amount of Securities to be issued, a Definitive Agreement or Warrant setting forth the terms of the issuance, and related matters.

We examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied as to certain matters on oral or written statements of public officials or officers or other representatives of the Company.

Based upon such examination and subject to the further provisions hereof, we are of the opinion that:

1. The Common Stock, when issued, will be validly issued, fully paid and nonassessable, provided that (a) Authorizing Resolutions have been duly approved; (b) the issuance of such Common Stock is made only after receipt of the consideration set forth in the applicable Definitive Agreement or Warrant and that the Board of Directors or Committee has determined such consideration to be adequate; (c) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and Bylaws, each as then in effect, such terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and such terms comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) one or more certificates evidencing the shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and delivered in accordance with the applicable Definitive Agreement or Warrant.

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Rockwell Medical Technologies, Inc.

April 27, 2012

2. The Warrants will constitute legally binding obligations of the Company, provided that (a) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares of Common Stock are to be issued upon exercise of the Warrants; (b) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with any applicable Definitive Agreement; (c) any applicable Definitive Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) such Warrants have been duly executed and delivered in accordance with the applicable Definitive Agreement upon payment therefor as provided in the applicable Definitive Agreement and Authorizing Resolutions.

3. The Outstanding Warrants constitute legally binding obligations of the Company.

4. The shares of Common Stock issuable upon exercise of the Outstanding Warrants have been duly authorized and, when and to the extent issued against payment of the exercise price therefor and in accordance with the terms of the Outstanding Warrants and due execution and delivery of one or more certificates evidencing such shares in accordance with applicable law, will be validly issued, fully paid and nonassessable.

Our opinions that any document is legally binding are subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (c) general principles of equity and public policy, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law

The opinions expressed herein are limited to the Michigan Business Corporation Act as in effect on the date hereof. We express no opinion with respect to the law of any other jurisdiction. Further, we disclaim any obligation to update this opinion or otherwise advise you of any change in law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

It is understood that this opinion letter is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect. This opinion is limited to the laws as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the

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Rockwell Medical Technologies, Inc.

April 27, 2012

Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DYKEMA GOSSETT PLLC

/S/ DYKEMA GOSSETT PLLC

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